UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 23, 2005



                              EAGLE BROADBAND, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)



                                      TEXAS
                                      -----
                 (State or other jurisdiction of incorporation)



                   001-15649                              760494995
                   ---------                              ---------
           (Commission File Number)         (I.R.S. Employer Identification No.)



                 101 Courageous Drive, League City, Texas 77573
                 ----------------------------------------------
          (Address of principal executive offices, including zip code)




                                 (281) 538-6000
                                 --------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act.
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01  Entry into a Material Definitive Agreement.
and
Item 3.02  Unregistered Sales of Equity Securities.

     As previously reported in Eagle Broadband's (the "Company") public filings, including their Annual Report on Form 10-K/A filed on December 29, 2004, the Company previously entered into promissory notes with certain employees on December 10, 2003, that included guarantee obligations in exchange for their agreeing to cancel stock options they held so the shares underlying the options could be used by the Company for other purposes.

     Between June 23 and June 28, 2005, the Company entered into note exchange agreements with Mr. Jonathan Hayden, Ms. Billie Mize, Mr. John Nagel and Mr. David Weisman in which the company will issue shares of the Company's stock to fully satisfy the Company's outstanding guarantee obligations and any remaining obligations under the promissory notes. Ms. Mize and Mr. Nagel previously were non-executive employees but are no longer employed by the Company. Mr. Hayden was, and continues to be, a non-executive employee of the Company. Mr. Weisman previously was the Company's chief executive officer and continues to serve as a director.

     Under the terms of the note exchange agreements, the Company will issue 1,232,100 shares to Mr. Hayden, 1,484,724 shares to Ms. Mize, 1,859,483 shares to Mr. Nagel, and 3,377,778 shares to Mr. Weisman to fully satisfy the Company's outstanding guarantee obligation under the promissory notes. The note exchange agreements also fully satisfy the Company's contingent guarantee obligation with respect to unexercised options held by Mr. Hayden and Mr. Nagel and the Company agreed to cancel unexercised stock options held by Mr. Hayden in exchange for 200,000 additional shares.

     The terms of the proposed exchange have been approved by the Company's board of directors. Each note exchange agreement specifies an exchange rate equal to the closing price of a share on the American Stock Exchange on the day immediately preceding the date of execution of the note exchange agreement. Closing under the note exchange agreements is expected to occur promptly following approval of the American Stock Exchange of the listing of the additional shares. The issuance of the shares is exempt from registration under the Securities Act pursuant to Section 3(a)(9) pertaining to an exchange of securities with existing security holders, and the shares issued will be immediately resalable, subject to the volume and other resale limitations of Securities Act Rule 144.

     In December 2004 and February 2005, the parties exercised replacement stock options and sold the underlying shares legally obligating the Company under the guarantee obligation in the promissory notes to pay $97,000 to Mr. Hayden, $533,500 to Ms. Mize, $218,250 to Mr. Nagel and $1,368,000 to Mr. Weisman, which was the difference between the guaranteed market price ($1.75 per share) less the option exercise price of the replacement stock options ($0.41 per share) and the market prices at the dates of sale of the underlying shares (which ranged between from $0.41 per share to $0.78 per share).

     Under the terms of the guarantee obligation, the Company was obligated to pay the guaranteed amounts in cash in 12 monthly payments, which were paid through April 2005. In addition, 200,000 unexercised replacement stock options held by Mr. Hayden and 375,000 unexercised replacement stock options held by Mr. Nagel were subject to the guarantee obligations following their exercise and the sale of the underlying shares, provided the shares were sold by August 1, 2005. As of May 2005, the outstanding guarantee obligations were: $64,667 (plus $214,000 with respect to the 200,000 unexercised replacement options) for Mr. Hayden; $355,667 (plus interest of $666.87) for Ms. Mize; $145,500 (plus $393,750 with respect to 375,000 unexercised replacement options) for Mr. Nagel; and $912,000 for Mr. Weisman. These obligations will be fully satisfied upon the closing of the note exchange agreements.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           EAGLE BROADBAND, INC.



                                           By: /s/ DAVID MICEK
                                           -------------------
                                           President and Chief Executive Officer



DATE: June 29, 2005